UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – February 17, 2015

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(214) 486-2000

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 17, 2015, the Organization & Compensation Committee of the board of directors of Oncor Electric Delivery Company LLC (“Oncor”) approved Oncor’s entrance into a retention agreement with E. Allen Nye, Jr., its Senior Vice President, General Counsel & Secretary. The agreement provides for the payment of a one-time cash retention bonus of $300,000 to Mr. Nye contingent upon his continued employment and satisfactory performance of his job duties as directed by Oncor through December 31, 2016. The bonus is payable in accordance with Oncor’s normal payroll practices or as soon as practicable after December 31, 2016. In the event Mr. Nye is terminated with cause or elects to terminate his employment without good reason prior to December 31, 2016, he will immediately forfeit the retention bonus. In the event Mr. Nye’s employment is terminated prior to December 31, 2016 either by Oncor without cause, by him for good reason, or as a result of his death or disability, the retention bonus will immediately vest and become payable. Under the agreement, a termination for “cause” is defined as a termination as a result of the commitment of any of the following actions by Mr. Nye: (i) a breach of any fiduciary duty to Oncor, (ii) gross negligence in the performance of his duties, (iii) failure or refusal to carry out the duties of his position with Oncor, (iv) any action or omission that results in material injury to the assets, business prospectus or reputation of Oncor or any of its affiliates, (v) appropriation of a material business opportunity of Oncor or any of its affiliates, including securing or attempting to secure personal profit as a result of any transaction involving Oncor or any of its affiliates; (vi) breach of Oncor’s Code of Conduct or a material employment policy or rule; or (vii) any indictment or plea of nolo contendere or guilty for any crime involving fraud, theft, embezzlement or moral turpitude. The agreement defines “good reason” as any one or more of the following actions taken without Mr. Nye’s express consent: (i) a reduction in base salary other than a broad-based reduction of base salaries for similarly situated Oncor executives; (ii) a material reduction in the aggregate level or benefits for which Mr. Nye is eligible, other than a broad-based benefits reduction for similarly situated executives; (iii) a material reduction in Mr. Nye’s authority, duties, responsibilities, or title, including a material reduction in the budget over which he retains authority; or (iv) requiring Mr. Nye to permanently relocate outside of a fifty mile radius from his principal residence in order to perform his duties. The agreement also provides that during Mr. Nye’s employment with Oncor or any affiliate and for a period of 12 months thereafter, he will not directly or indirectly solicit, recruit, encourage or in any way cause any executive of Oncor or any affiliate to terminate his employment with Oncor or such affiliate. An affiliate is defined in the agreement as any entity that controls, is controlled by, or is under common control with, Oncor.

The foregoing discussion of the terms of the retention agreement is qualified in its entirety by reference to the full text of the agreement included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

10.1	Retention Agreement, effective as of February 17, 2015, by and between Oncor Electric Delivery Company LLC and E. Allen Nye, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

/s/ John M. Casey
Name:	John M. Casey
Title:	Vice President - Treasurer

Dated: February 23, 2015

EXHIBIT INDEX

Index Number	Description

10.1	Retention Agreement, effective as of February 17, 2015, by and between Oncor Electric Delivery Company LLC and E. Allen Nye, Jr.